SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Supplement to Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DATAWATCH CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 19, 2016

The following information supplements, amends and, to the extent inconsistent, supersedes the corresponding information in the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of Datawatch Corporation (“Datawatch”, the “Company,” “we,” “us,” or “our”) filed on March 10, 2016 with the Securities and Exchange Commission (the “SEC”) and previously furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 4 Crosby Drive, Bedford, MA 01730, on April 19, 2016 at 11:00 a.m., local time, and any adjournments, reschedulings, continuations or postponements thereof (the “Meeting”), which is the same time and place specified in the Proxy Statement.  This supplement to the Proxy Statement (this “Supplement”) is being filed with the SEC on March 18, 2016.  THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. This Supplement is first being furnished to stockholders of Datawatch on or about March 18, 2016.

Only stockholders of record at the close of business on February 22, 2016 will be entitled to notice of and to vote at the Meeting, which is the same record date specified in the Proxy Statement.

Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or in person at the Meeting.

RECENT DEVELOPMENTS

On March 8, 2016, Potrero Capital Research, LLC filed soliciting material with the SEC indicating that it, together with the other participants named therein (“Potrero Capital”), intends to make a preliminary filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit “withhold” votes against the election of the incumbent directors of Datawatch at the Meeting, or at any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof. Potrero Capital indicated in such filing that the participants in its proxy solicitation would be Potrero Capital Research Partners, LP, Potrero Capital Research Partners II, LP, Potrero Capital Research, LLC and Jack Ripsteen.

On March 17, 2016, Potrero Capital filed a preliminary proxy statement and proxy card with the SEC in which it announced that it intends to solicit “withhold votes” against the election of Richard de J. Osborne, the Chairman of the Board, David C. Mahoney, Vice Chairman of the Board and Chairman of the Compensation and Stock Committee and Corporate Governance and Nominating Committee of the Board, and Terry W. Potter. We are not responsible for the accuracy of any information provided by or relating to Potrero Capital contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Potrero Capital or any other statements that Potrero Capital may otherwise make. Potrero Capital will choose which of our stockholders will receive its solicitation materials.

THE DATAWATCH BOARD URGES STOCKHOLDERS TO VOTE ON THE WHITE PROXY CARD FOR ALL OF THE BOARD’S NOMINEES STANDING FOR ELECTION TO THE BOARD AT THE MEETING, EACH OF WHOM IS DESCRIBED IN DATAWATCH’S PROXY STATEMENT. THE DATAWATCH BOARD FURTHER URGES ALL STOCKHOLDERS TO SIGN AND RETURN TODAY THE WHITE PROXY CARD INCLUDED WITH DATAWATCH’S PROXY STATEMENT MAILED ON OUR ABOUT MARCH 14, 2016 AND VOTE FOR ALL OF THE BOARD’S NOMINEES. WE STRONGLY URGE YOU NOT TO SIGN OR RETURN ANY PROXY CARD YOU MAY RECEIVE FROM POTRERO CAPITAL OR ANY OF ITS AFFILIATES.

YOU CAN VOTE YOUR SHARES BY SIGNING AND DATING THE WHITE PROXY CARD INCLUDED WITH DATAWATCH’S PROXY STATEMENT MAILED ON OR ABOUT MARCH 14, 2016 AND RETURNING IT IN THE POSTAGE-PAID RETURN ENVELOPE ALSO INCLUDED THEREWITH. YOU MAY ALSO VOTE BY INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON SUCH PROXY CARD.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES AS SOON AS POSSIBLE.

IF YOUR SHARES ARE HELD FOR YOU BY A BROKER, BANK OR NOMINEE, IT IS CRITICAL THAT YOU CAST YOUR VOTE BY INSTRUCTING YOUR BANK, broker or other nominee USING THE WHITE VOTING INSTRUCTION FORM PROVIDED on how to vote if you want your vote to be counted at the Meeting.

IF YOU VOTE ON A PROXY CARD PROVIDED BY POTRERO CAPITAL, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOUR LATER DATED WHITE PROXY CARD OR VOTE AT A LATER DATE BY INTERNET OR TELEPHONE WILL REVOKE ANY PRIOR PROXY. ATTENDING THE MEETING WILL NOT REVOKE YOUR PROXY UNLESS YOU SPECIFICALLY REQUEST IT. IT IS YOUR LATEST DATED PROXY WHICH COUNTS. IF YOUR SHARES ARE HELD FOR YOU BY A BROKER, BANK OR NOMINEE, YOU MUST CONTACT THE BROKER, BANK OR NOMINEE TO REVOKE A PREVIOUSLY AUTHORIZED INSTRUCTION FORM.

Broker Non-Votes

Under New York Stock Exchange (“NYSE”) rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who do not provide voting instructions. Given the contested nature of the Meeting, for any accounts to which brokers deliver competing sets of proxy materials, the NYSE rules governing brokers’ discretionary authority will not permit such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Meeting. Broker non-votes, if any, are counted for the purpose of determining the presence of a quorum.

Note Regarding Proxy Materials

If stockholders have any questions, require assistance with voting the WHITE proxy card, or need additional copies of the proxy materials, please contact:

Morrow & Co., LLC

Mail: 470 West Avenue, Stamford, CT 08902

Stockholders Call Toll Free: (855) 291-6792

Banks and Brokers Call Collect: (203) 658-9400

Email: dwch.info@morrowco.com

MISCELLANEOUS INFORMATION

Participants in the Solicitation

Under applicable SEC regulations, members of the Board and certain officers and employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Meeting.  Certain information concerning these “participants” is set forth in the Proxy Statement and in Annex A hereto.

Solicitation of Proxies; Expenses

As a result of Potrero Capital’s intended proxy solicitation, we will incur additional costs in connection with our solicitation of proxies.  We have retained Morrow & Co. LLC (“Morrow”), 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies for a fee of $100,000.  Datawatch has agreed to indemnify Morrow against certain liabilities arising out of or in connection with Morrow’s engagement. Proxies may be solicited by mail, telephone, facsimile, telegraph, the Internet, e-mail, newspapers and other publications of general distribution and in person.   Morrow expects that approximately 25 of its employees will assist in the solicitation.   As a result of the proxy contest initiated by Potrero Capital, Datawatch will incur substantial additional costs in connection with its solicitation of proxies..  Expenses related to the solicitation of proxies from stockholders, excluding salaries and wages of our employees, are expected to aggregate up to approximately $550,000, excluding expenses Datawatch would typically incur in connection with the election of directors in an uncontested election. These expenses are expected to include the fees and expenses payable to Morrow; fees of outside counsel and other advisors to advise Datawatch in connection with the solicitation; increased mailing costs, such as the potential costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock. To date, we have incurred approximately $140,000 of these solicitation costs.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this supplement that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the long sales cycle with enterprise customers and the size and timing of large customer orders; risks associated with acquisitions; the risk that our goodwill resulting from acquisitions may become impaired and require a write-down; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and product enhancements and possible delays in those introductions; competition in the software industry generally, and in the markets for next generation analytics in particular; Datawatch’s dependence on its principal products, proprietary software technology and software licensed from third parties; Datawatch’s concentration of customers in the financial sector; risks associated with international sales and operations; risks associated with indirect distribution channels and co-marketing arrangements, many of which were only recently established; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack, security breach or other catastrophic event; risks related to the actions of activist stockholders, including the amount of related costs incurred by Datawatch and the disruption caused to Datawatch’s business activities by these actions; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015 and its Form 10-Q for the quarter ended December 31, 2015.

IMPORTANT

Your vote at the Meeting is important, no matter how many or how few shares you own. Please sign and date the WHITE proxy card that was previously sent to you and promptly return it in the postage-paid envelope that was provided to you.

THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM POTRERO CAPITAL OR ANY PERSON OTHER THAN DATAWATCH EVEN AS A PROTEST VOTE AGAINST POTRERO CAPITAL OR POTRERO CAPITAL’S NOMINEES. Any proxy you sign from Potrero Capital for any reason could invalidate previous WHITE proxy cards sent by you to support Datawatch’s Board of Directors.

Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the Meeting as described in the Proxy Statement.

IMPORTANT!

PLEASE VOTE THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING INSTRUCTION FORM

SENT TO YOU BY POTRERO CAPITAL

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the WHITE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

Call Toll Free: (855) 291-6792

Call Direct:  (203) 658-9400

Email:  dwch.info@morrowco.com

Annex A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

  Under applicable SEC rules and regulations, members of the Board of Directors, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Meeting.  The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The following table sets forth the names and business addresses of the Company’s directors (each of whom is also a nominee for director), as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the directors is carried on.  The principal occupations or employment of the Company’s directors are set forth under the heading “Proposal 1—Election of Directors” in the Proxy Statement.

Name	Business Name and Address
Christopher T. Cox	The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054
Donald R. Friedman	Retired c/o Datawatch Corporation 4 Crosby Drive Bedford, Massachusetts 01730
Thomas H. Kelly	Retired c/o Datawatch Corporation 4 Crosby Drive Bedford, Massachusetts 01730
David C. Mahoney	Retired c/o Datawatch Corporation 4 Crosby Drive Bedford, Massachusetts 01730
Joan C. McArdle	Massachusetts Capital Resource Company 420 Boylston Street Boston, Massachusetts 02116
Michael A. Morrison	Datawatch Corporation 4 Crosby Drive Bedford, Massachusetts 01730
Richard de J. Osborne	Retired c/o Datawatch Corporation 4 Crosby Drive Bedford, Massachusetts 01730
Terry W. Potter	Venture Solutions & Development, Inc. 45 Jackson Drive Acton, Massachusetts 01720
Randy Seidl	Revenue Acceleration, LLC 41 Oakridge Road Wellesley, Massachusetts 02481

Certain Officers, Other Employees and Consultants

The following table sets forth the name and principal occupation of the Company’s officers, employees and consultants who are “participants,” other than the Company’s Chief Executive Officer who is included in the table above for the Company’s directors and nominees.  The principal business address of each such person other than Ms. Conway is c/o Datawatch Corporation, 4 Crosby Drive, Bedford, Massachusetts 01730. Ms. Conway’s principal business address is Conway Communications, 85 Emerson Road, Wellesley Hills, Massachusetts 02481.

Name	Principal Occupation
James L. Eliason	Chief Financial Officer, Treasurer, Secretary and Vice President of Finance, Datawatch
Mary T. Conway	Outsourced Investor Relations Service Provider, Conway Communications

Ms. Conway serves as Datawatch’s provider of outsourced Investor Relations services pursuant to an arrangement under which her company, Conway Communications, is paid by the Company $225 per hour to provide such services. Since October 1, 2014, Datawatch has paid Conway Communications a total of $27,700 pursuant to this arrangement.

Information Regarding Ownership of the Company’s Securities by Participants

None of the persons listed above under “Directors and Nominees” or “Certain Officers, Other Employees and Consultants” owns any Company securities of record that they do not own beneficially.  The number of Company securities beneficially owned by directors and certain executive officers including Mr. Eliason as of January 5, 2016 is set forth under the heading “Principal Holders of Voting Securities” in the Proxy Statement. Ms. Conway does not beneficially own any Company securities.

As described in the Proxy Statement, Mr. Morrison owns 54,201 shares of Datawatch common stock that are pledged as collateral to secure a loan from Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors and Nominees” and “Certain Officers, Other Employees and Consultants.”  None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (03/14/14 through 03/14/16)

Name	Date	Number of Shares or Restricted Stock Units Acquired or (Disposed of)	Notes
Christopher T. Cox	4/22/2014	2,500	(4)
	4/20/2015	2,500	(4)
Donald R. Friedman	3/7/2016	2,500	(4)
Thomas H. Kelly	4/22/2014	2,500	(4)
	7/22/2014	5,000	(2)
	7/22/2014	5,334	(2)
	4/20/2015	2,500	(4)
	3/4/2016	5,000	(2)
David C. Mahoney	4/22/2014	2,500	(4)
	5/2/2014	10,000	(1)
	5/19/2014	5,000	(1)
	12/4/2014	5,000	(1)
	2/12/2015	20,000	(1)
	4/20/2015	2,500	(4)
	7/31/2015	10,000	(1)
	11/24/2015	5,000	(1)
	2/1/2016	19,920	(1)
Joan C. McArdle	7/22/2014	2,500	(4)
	12/1/2014	2,500	(1)
	3/6/2015	3,000	(1)

Name	Date	Number of Shares or Restricted Stock Units Acquired or (Disposed of)	Notes
	4/20/2015	2,500	(4)
Michael A. Morrison	4/22/2014	40,000	(4)
	5/16/2014	(10,000)	(7)(8)
	5/19/2014	(18,438)	(3)
	5/20/2014	(51,562)	(3)
	9/5/2014	(30,000)	(3)
	11/21/2014	20,000	(5)
	2/12/2015	(4,167)	(7)(8)
	2/12/2015	(35,000)	(3)(8)
	2/13/2015	(43,236)	(3)
	2/17/2015	(16,764)	(3)
	5/12/2015	(14,000)	(7)(8)
	5/13/2015	(11,000)	(7)(8)
	7/29/2015	(12,500)	(7)(8)
	7/30/2015	(12,500)	(7)(8)
	11/10/2015	75,000	(4)
	11/23/2015	(25,000)	(7)(8)
	2/1/2016	(10,000)	(7)(8)
	2/1/2016	(15,000)	(3)
Richard de J. Osborne	4/22/2014	2,500	(4)
	6/4/2014	5,000	(2)
	4/20/2015	2,500	(4)
Terry W. Potter	4/22/2014	2,500	(4)
	4/20/2015	2,500	(4)
	3/3/2016	1,140	(2)
	3/3/2016	(820)	(9)
	3/4/2016	2,309	(2)
	3/4/2016	(1,700)	(9)
	3/7/2016	1,551	(2)
Randy Seidl	7/10/2015	5,000	(1)
	8/11/2015	10,000	(1)
	10/19/2015	7,000	(4)
	11/9/2015	10,000	(1)
	12/9/2015	2,500	(4)
	2/1/2016	15,000	(1)
James Eliason	4/22/2014	20,000	(4)
	5/16/2014	(10,700)	(7)(8)
	5/27/2014	8,500	(1)
	6/2/2014	3,595	(1)
	11/21/2014	10,000	(5)
	5/4/2015	(1,500)	(3)
	5/4/2015	(13,700)	(7)(8)
	5/5/2015	(200)	(7)(8)
	11/10/2015	60,000	(4)

(1)	Open market purchase.
(2)	Shares acquired upon exercise of stock options.
(3)	Open market sale.
(4)	Grant of restricted stock units.
(5)	Grant of performance-based restricted stock units which were ultimately forfeited for failure to vest.
(7)	Open market sale to cover tax obligation upon vesting or exercise of stock award.
(8)	Open market sale pursuant to a Rule 10b5-1 Plan.
(9)	Open market sale to cover stock option exercise price.

Miscellaneous Information Concerning Participants

Except as described in this Annex A or in the Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since October 1, 2014 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest.  Furthermore, except as described in this Annex A or in the Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A or in the Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or in the Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since October 1, 2014 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in the Proxy Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting.